UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2020
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, EPR Properties (the "Company") is a party to that certain Second Amended, Restated and Consolidated Credit Agreement, dated September 27, 2017 (the "Credit Agreement"), by and among the Company, as borrower, and the lenders and agents party thereto, which includes a $1.0 billion senior unsecured revolving credit facility (the "Revolving Credit Facility") and a $400.0 million senior unsecured term loan. The material terms of the Credit Agreement are described under "Note 9 - Debt" of the Notes to Consolidated Financial Statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "Form 10-K"), filed with the Securities and Exchange Commission on February 25, 2020, and incorporated herein by reference, and a copy of the Credit Agreement is filed as an exhibit to the Form 10-K.
As of December 31, 2019, the Company had no outstanding borrowings under the Revolving Credit Facility. On March 20, 2020, the Company borrowed $750 million under the Revolving Credit Facility as a precautionary measure to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets. The proceeds of this borrowing may be used for general business or other purposes permitted by the Credit Agreement. Based on the Company's current debt ratings, the initial interest rate for borrowings under the Revolving Credit Facility will be LIBOR plus 1.00%, which was 1.92% at March 20, 2020. As of March 20, 2020, the Company had an aggregate of $1.15 billion outstanding under the Credit Agreement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such as those pertaining to the condition of global markets, the Company's capital resources and financial condition, and use of proceeds from borrowings. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent the Company's intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties, including risks associated with the uncertain financial impact of the COVID-19 pandemic. Many of the factors that will determine these items are beyond the Company's ability to control or predict. For further discussion of these factors see "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: March 20, 2020